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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the Securities
                                 Exchange Act of 1934


       Date of Report (Date of earliest event reported): OCTOBER 6, 1999



                                  PALEX, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                   000-22237          76-0520673
(State or other jurisdiction of      (Commission        (IRS Employer
         incorporation)              file Number)     Identification No.)

                              6829 FLINTLOCK ROAD
                              HOUSTON, TEXAS 77040
              (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code:  (713) 332-6145
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ITEM 5.  OTHER EVENTS

     On October 6, 1999, PalEx, Inc., a Delaware corporation ("PalEx"), and International Food Container Organization ("IFCO") announced an amendment to their previously announced merger agreement. The amendment modifies the consideration that PalEx's stockholders are to receive and extends the date of termination of the merger agreement to May 31, 2000.

     Under the terms of the amended agreement, PalEx stockholders will receive $9.00 per share, which may be in the form of cash or common stock of the combined enterprise, IFCO Systems N.V. ("IFCO Systems"), or a combination of cash and common stock. The total merger consideration for all the shares of PalEx common stock is limited to not less than 40% in cash and not more than 60% in the form of IFCO Systems ordinary shares. If the PalEx stockholders in the aggregate elect to receive more than 40% in cash, then the maximum amount of cash consideration will be increased up to 49% and the stock component of the consideration will be reduced by a corresponding amount.

     The merger is subject to stockholder approval, completion of the initial public offering, listing of the IFCO Systems shares on the Frankfurt Stock Exchange, and listing of the securities to be issued to PalEx stockholders on the Nasdaq National Market, as well as other customary conditions. In addition, PalEx may terminate the merger agreement if it is unable to satisfactorily modify its credit facility to address the new timetable anticipated for the merger and related IPO.

     This announcement may contain statements that may be deemed "forward-looking" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These statements are based on PalEx's expectations and involve risks and uncertainties that could cause PalEx's actual results to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, risks associated with closing the announced merger according to its terms, integrating the combined companies, and achieving their operational and growth objectives. These include, without limitation, changes in national or international politics and economics, currency exchange rate fluctuations, changes in capital and financial markets, and the ability of the combined companies to effectively integrate their operations. Management believes the assumptions reflected in these statements are reasonable, but there can be no assurance that actual results will not differ materially from these expectations. This announcement should be read in conjunction with the filings made by PalEx with the Securities and Exchange Commission and the filing that will be made relating to the planned merger. These filings disclose risk factors and other information that could cause actual results to materially differ from management's expectations.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

          Not applicable.

     (b) PRO FORMA FINANCIAL INFORMATION.

          Not applicable.

     (c) EXHIBITS.

          Exhibit 99.1 - Press release dated October 6, 1999.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PALEX, INC.



Date: October 13, 1999              By: /s/ Edward Rhyne
                                        ----------------------------------------
                                        Edward Rhyne
                                        Vice President and General Counsel

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